EXHIBIT 10.1

                               CNS Response, Inc.
                           2755 Bristol St, Suite 285
                            Costa Mesa, CA 92626-5968
                 Phone: (714) 545-3288 Facsimile: (714) 545-2994


September 27, 2007

George Carpenter
2 Shelter Cove
Laguna Niguel, CA 92677

Dear George:

         On behalf of CNS Response, Inc. (the "Company"), I am pleased to offer you a position with the Company based upon the following terms:

         1. POSITION. Upon acceptance of this offer, you will become President of the Company, reporting to the Chief Executive Officer. You will be expected to devote at least forty (40) hours per week to the performance of your duties (except for vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by Company's general employment policies) and to give your best efforts to such duties. Your position may require that you travel from time to time as the Company may reasonably request and as shall be appropriate and necessary in the performance of your duties.

         2. EFFECTIVE DATE. The effective date of employment shall be: October 1, 2007.

         3. AT-WILL EMPLOYMENT. YOU SHOULD BE AWARE THAT YOUR EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED PERIOD AND CONSTITUTES "AT-WILL" EMPLOYMENT. AS A RESULT, YOU ARE FREE TO TERMINATE YOUR EMPLOYMENT AT ANY TIME, FOR ANY REASON OR FOR NO REASON. SIMILARLY, THE COMPANY IS FREE TO TERMINATE YOUR EMPLOYMENT, AT ANY TIME, FOR "CAUSE" OR FOR NO CAUSE. "CAUSE" SHALL MEAN YOUR: (A) INDICTMENT OR CONVICTION OF ANY FELONY OR OF ANY CRIME INVOLVING DISHONESTY OR MORAL TURPITUDE; (B) PARTICIPATION IN ANY FRAUD AGAINST COMPANY; (C) PERSISTENT FAILURE TO SUBSTANTIALLY PERFORM YOUR MATERIAL JOB DUTIES; PROVIDED, HOWEVER,


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THAT THE CHIEF  EXECUTIVE  OFFICER OR THE BOARD OF DIRECTORS  SHALL  PROVIDE YOU
WRITTEN NOTICE OF SUCH FAILURE AND YOU SHALL HAVE FIFTEEN (15) DAYS TO CURE; AND
(D) INTENTIONAL DAMAGE TO ANY PROPERTY OF COMPANY. IN THE EVENT OF TERMINATION OF YOUR EMPLOYMENT, YOU WILL NOT BE ENTITLED TO ANY PAYMENTS, BENEFITS, OR EMPLOYMENT COMPENSATION OTHER THAN AS SET FORTH HEREIN. IF COMPANY TERMINATES YOUR EMPLOYMENT WITHOUT CAUSE OR YOU "INVOLUTARILY TERMINATE" YOUR EMPLOYMENT WITH THE COMPANY, YOU SHALL RECEIVE, AS SEVERANCE, YOUR SALARY AND BENEFITS FOR A PERIOD EQUAL TO SIX (6) MONTHS, PAYABLE IN ONE LUMP SUM UPON TERMINATION. YOU SHALL BE CONSIDERED TO INVOLUTARILY TERMINATE YOUR EMPLOYMENT WITH THE COMPANY IF THE COMPANY (A) COMMITS A BREACH OF THIS OFFER LETTER WHICH REMAINS UNCURED
FIFTEEN (15) DAYS AFTER YOU PROVIDE WRITTEN NOTICE TO THE COMPANY OF SUCH BREACH, OR (B) CHANGES, WITHOUT YOUR CONSENT OR PURSUANT TO A CORPORATE TRANSACTION (AS DEFINED IN SECTION 6 BELOW), YOUR TITLE OR RESPONSIBILITIES SO THAT YOU ARE NO LONGER THE PRESIDENT OF THE COMPANY. IF YOUR EMPLOYMENT IS TERMINATED BY COMPANY WITH CAUSE OR YOU VOLUNTARILY TERMINATE YOUR EMPLOYMENT, YOU SHALL NOT BE ENTITLED TO SEVERANCE.

         4. COMPENSATION. The Company will pay you a salary of $180,000 per annum, payable in amounts of $7,500 twice-monthly, less applicable withholdings .. Your salary will begin as of the effective date of employment. The first and last payment by the Company to you will be prorated, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period. Your salary and performance shall be reviewed at least annually by the Chief Executive Officer or the Company's board of directors. You may receive increases in annual salary from time to time as determined by the Chief Executive Officer or the Board, but in no event shall your annual salary be decreased below $180,000.

         5. VACATION AND BENEFITS. Upon the Effective Date of your employment and then for so long as you are employed by the Company you will accrue 1.67 days of paid time off ("PTO") for each full month you are employed by the Company. Vacation days shall be deducted from your accrued PTO. You shall be entitled to health and dental insurance coverage for you and your dependents, with premiums paid in full by Company, effective immediately upon your commencement of employment. You will also be entitled to standard fringe benefits in accordance with the Company's practices covering employees, as such benefits may be in effect from time to time.

         6. STOCK OPTION. On the commencement of your employment, Company shall grant to you an option (the "Option") to purchase 968,875 shares of the


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Company's  Common Stock pursuant to the Company's 2006 Incentive Stock Plan (the
"Plan") adopted by the board of directors and stockholders of the Company. The exercise price of the Option will be $0.89 per share, the fair market value of the Company's Common Stock on the date of grant as determined by the Company's board of directors. The Option will vest as follows: 121,109 shares vesting immediately; the remaining options to purchase 847,766 shares will vest equally over 42 months beginning seven months after the commencement of your employment until all of the shares are exercisable, subject to all provisions of the Plan and your continued employment with the Company. Your vesting schedule for the
Option  shares  shall   accelerate  if  Company  is  involved  in  a  "Corporate
Transaction" such that a portion of your unvested Option shares will vest. as follows: the number of unvested options at the date of Corporate Transaction times the ratio of the time elapsed between the Grant Date and the date of
Corporate   Transaction   over  the  vesting  period  (48  months).A   Corporate
Transaction shall mean (a) a sale of substantially all of the assets of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power); (c) a reverse merger in which the company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which stockholders immediately before the merger have, immediately after the merger, greater stock voting power); or (d) any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred.

         7. EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT AND ARBITRATION AGREEMENT. As a condition of accepting this offer of employment, you will be required to complete, sign and return the Company's standard form of Confidential Information, Invention Assignment and Arbitration Agreement.

         8. IMMIGRATION LAWS. For purposes of federal immigration laws, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided within 3 business days of the effective date of your employment, or your employment relationship with the Company may be terminated.

         9. CONFLICTING EMPLOYMENT. During the period that you render services to the Company, you will not engage in any employment, business or activity that is in any way competitive with the business or proposed business of the Company. You will disclose to the Company in writing any other gainful employment, business or activity that you are currently associated with or participate in that competes with the Company. You will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. You represent that your signing of this offer letter, agreement(s) representing stock options granted to you, if any, under the Plan and the Company's Confidential


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Information,   Invention   Assignment   and   Arbitration   Agreement  and  your
commencement of employment with the Company will not violate any agreement currently in place between yourself and current or past employers.

         10. ENTIRE AGREEMENT. This offer letter, the Confidential Information, Invention Assignment and Arbitration Agreement and the agreement(s) representing stock options granted to you, if any, under the Plan, when signed by you, set forth the terms of your employment with the Company and supersede any and all prior representations and agreements, whether written or oral.

         11. AMENDMENT. This offer letter can only be amended in writing signed by you and an officer of the Company. Any waiver of a right under this offer letter must be in writing.

         12. GOVERNING LAW. This offer letter will be governed under the laws of the State of California applicable to such agreements made and to be performed entirely within such State.

         We look forward to you joining the Company. If the foregoing terms are agreeable, please indicate your acceptance by signing the enclosed copy of this letter in the space provided below and returning it to me within three days.

                                       Sincerely,

                                       CNS RESPONSE, INC.



                                       By:  /s/ Leonard Brandt
                                            -----------------------------
                                            Leonard Brandt, CEO
AGREED AND ACCEPTED:

/s/ George Carpenter
-------------------------
George Carpenter


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